Exhibit 10.8A

FOURTH AMENDMENT

TO

LOAN DOCUMENTS

This Fourth Amendment to Loan Documents is entered into as of March  7, 2007 (the “Amendment”), by and between COMERICA BANK (“Bank”), and ALIGN TECHNOLOGY, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 16, 2005 as amended from time to time, including without limitation by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of November 15, 2006, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 1, 2006 and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 22, 2006 (collectively, the “Agreement”) and that certain LIBOR Addendum to Amended and Restated Loan and Security Agreement dated as of December 1, 2006 (the “LIBOR Addendum”). The parties desire to amend the Agreement and the LIBOR Addendum in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             The following defined terms are hereby amended or added to Section 1.1 of the Agreement to read as follows:

“Cash Equivalents” means investments with (i) a weighted average maturity of the total portfolio not exceeding 360 days, (ii) a maximum two (2) year maturity on any one security, and (iii) no more that 25% of the portfolio invested or having a tenor of more than two (2) years.

“Committed Revolving Line” means a Credit Extension of up to (i) beginning on the Closing Date through January 1, 2008, Twenty Million Dollars ($20,000,000), and (ii) beginning on January 2, 2008 and thereafter, Twenty Five Million Dollars ($25,000,000).

“Current Liabilities” means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all Indebtedness owing by Borrower to Bank but excluding non-refundable deferred revenue.

“Quick Assets” means, at any date as of which the amount thereof shall be determined, the unrestricted cash and Cash Equivalents, plus net accounts receivable (with a minimum of $20,000,000 in domestic unrestricted cash during 2007 and a minimum of $25,000,000 in domestic unrestricted cash beginning March 31, 2008 and thereafter) of Borrower determined on a consolidated basis in accordance with GAAP.

“Revolving Maturity Date” means December 31, 2008.

2.             The reference to “5%” a subsection (g) of the defined term “Permitted Indebtedness” is amended to be “10%”.

3.             Subsection (e) of the defined term “Permitted Investment” is amended to read in its entirety as follows: “(e) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed Three Million Dollars ($3,000,000) in the aggregate in any fiscal year provided however that (i) such Investments in Costa Rica in an aggregate amount exceeding $25,000,000 shall be deemed “Permitted Investments” if Bank is granted and maintains a first priority perfected security interest in the stock, units or other evidence of ownership of each Subsidiary (not to exceed sixty-six percent (66%) of such stock, units or other evidence of ownership of any such Subsidiary) on terms satisfactory to Bank.

4.             The following new Subsection (h) of the defined term “Permitted Transfer” is added to the Agreement to read as follows: “; or (h) Transfers of net fixed assets between Juarez, Mexico and Costa Rica”.

5.             The reference to “0.0125%” in Section 2.6 of the Agreement is amended to be “0.05%”.

6.             Section 6.2 of the Agreement is amended in its entirety to read as follows:

6.2           Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (i) as soon as available, but in any event within forty five (45) days after the end of each calendar quarter, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s consolidated operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer, together with a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K (which shall be delivered within ninety (90) days after the end of each fiscal year of Borrower) and 10-Q (which shall be delivered within forty-five (45) days after the end of each fiscal quarter of Borrower ) filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of Five Million Dollars ($5,000,000) or more; and (e) such budgets, sales projections and pipelines, operating plans or other financial exhibits and information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time.

(a)           Within fifteen (15) days after the end of each calendar quarter, aged listings of accounts receivable and accounts payable by invoice date.

(b)           Within 45 days after the last day of each quarter, Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate certified as of the last day of the applicable quarter and signed by a Responsible Officer in substantially the form of Exhibit E hereto.

7.             Section 6.6(a) of the Agreement is amended to read as follows:

(a)           Quick Ratio. Borrower shall maintain, measured quarterly as of the last day of each calendar quarter, a ratio of Quick Assets to Current Liabilities, excluding deferred revenue from Current Liabilities, of at least 1.25 to 1.00.

8.             Section 6.7 of the Agreement is deleted to read as follows:

6.7           [Intentionally Omitted.]

9.             The reference to “2,000,000” in Section 8.6 of the Agreement is hereby amended to be “5,000,000”.

10.           Exhibit D to the Agreement is hereby amended and replaced in its entirety with Exhibit D attached hereto.

11.           Amendment to LIBOR Addendum: The reference to “a 3 month or 12 month period” in Section 1(e)(1) and Section 1(e)(2) of the LIBOR Addendum are each amended to read “a 30, 60, 90 or 360 day period”.

12.           Unless otherwise defined, initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Borrower ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement. As a condition to the effectiveness of this Amendment, Borrower shall pay Bank an amount equal to the Bank Expenses incurred in connection with the preparation of this Amendment.

13.           Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

14.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

15.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(i)            this Amendment, duly executed by Borrower;

(ii)           Corporate Resolutions to Borrow;

(iii)          an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(iv)          such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ALIGN TECHNOLOGY, INC.

By:	/s/ Eldon M. Bullington

Title:	VP FINANCE and CFO

COMERICA BANK

By:	/s/ Jerry Iwata

Title:	Senior Vice President

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: COMERICA BANK

FROM: ALIGN TECHNOLOGY, INC.

The undersigned authorized officer of Align Technology, Inc. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending              with all required covenants, including without limitation Section 6.6 and 6.7, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Financial statements	Quarterly within 45 days	Yes	No
Annual (CPA Audited)	FYE within 90 days	Yes	No
10K and 10Q	10K (FYE within 90 days) and 10Q (Quarterly within 45 days)	Yes	No
A/R & A/P Agings	Quarterly within 15 days	Yes	No

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly Basis:
Minimum Quick Ration	1.25:1.00	:1.00	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
AUTHORIZED SIGNER
Sincerely,
Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

TITLE	Date:

	Compliance Status	Yes	No

DATE

CORPORATE RESOLUTIONS TO BORROW

Borrower:             ALIGN TECHNOLOGY, INC.

I, the undersigned Secretary or Assistant Secretary of ALIGN TECHNOLOGY, INC. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of Delaware.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation duly called and hold, at which a quorum was present and voting, (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITIONS	ACTUAL SIGNATURES

Eldon M. Bullington	CFO, VP Finance	/s/ Eldon M. Bullington

Kenneth Arola	VP, Corporate Controller	/s/ Kenneth Arola

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from COMERICA BANK (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed.

Execute Loan Documents. To execute and deliver to Bank that certain Fourth Amendment to Loan Documents dated as of March 7, 2007 (the “Amendment”), and also to execute and deliver to Bank one or more amendments, renewals, extensions, modifications, consolidations, or substitutions of/for the Amendment, and that certain Amended and Restated Loan and Security Agreement dated as of December 16, 2005 and that certain LIBOR Addendum to Amended and Restated Loan and Security Agreement dated as of December 1, 2006, each as amended from time to time together with all documents, agreements and instruments executed in connection therewith (collectively, the “Loan Documents”).

Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Documents.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

I FURTHER CERTIFY that true and correct copies of the Certificate of Incorporation of the Corporation have been delivered to Bank as in full force and effect on the date hereof.

IN WITNESS WHEREOF, I have hereunto set my hand on March_7, 2007 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

/s/ Roger E. George
Roger E. George